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                                   FOLEY & LARDNER

                                   ATTORNEYS AT LAW

CHICAGO                             FIRSTAR CENTER                    SACRAMENTO
DENVER                        777 EAST WISCONSIN AVENUE                SAN DIEGO
JACKSONVILLE               MILWAUKEE, WISCONSIN 53202-5367         SAN FRANCISCO
LOS ANGELES                    TELEPHONE (414) 271-2400              TALLAHASSEE
MADISON                        FACSIMILE (414) 297-4900                    TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                 WRITER'S DIRECT LINE
                                    (414) 297-5672

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
mnolan@foleylaw.com                                                  086120/0642


                                  November 24, 1998


     Wisconsin Public Service Corporation
     700 North Adams Street
     Green Bay, Wisconsin  54307-9001

     Gentlemen:

               We have acted as counsel for Wisconsin Public Service Corporation (the "Company") in connection with the Company's proposed issuance and sale of up to $102,000,000 of Senior Secured Debt Securities ("Securities"), including the initial series of $50,000,000 of Securities (the "Initial Series of Securities") under the
     Registration Statement (Form S-3) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          We are familiar with the proceedings to date with respect to such proposed issuance and the Registration Statement and other documents related thereto, and have satisfied ourselves as to such matters of law and fact as we have considered relevant for purposes of this opinion.

               We are of the opinion that:

               1. The Company is a corporation duly organized and existing under the laws of the State of Wisconsin, and duly authorized and qualified to transact the business in which it is engaged in the State of Wisconsin.

               2. The Indenture and proposed form of Supplemental Indenture between the Company and Firstar Bank Milwaukee, National Association creating the Securities (Exhibits 4A and 4C to the Registration Statement) are in due legal form.

               3. The proposed form of the Securities (included in Exhibits 4A and 4C to the Registration) is in due legal form.

               4. When (a) the Registration Statement shall have become effective and the Indenture, as amended and supplemented by one or more Supplemental Indentures, including


                                   ESTABLISHED 1842

        A MEMBER OF GLOBALEK WITH MEMBER OFFICES IN BERLIN, BRUSSELS, DARSDEN,
                FRANKFURT, LONDON, SINGAPORE, STOCKHOLM AND STUTTGART

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FOLEY & LARDNER

     Wisconsin Public Service Corporation
     November 24, 1998
     Page 2

     the first supplemental indenture creating the Initial Series of Securities, has been qualified under the Trust Indenture Act of 1939 as amended; (b) the issuance of the Securities including the Initial Series of Securities have been duly authorized by the Public Service Commission of Wisconsin and by the Board of Directors of the Company or a duly constituted committee thereof; (c) the Indenture and Supplemental Indentures for the Securities have been executed by the proper parties and have been delivered; and (d) the Securities (including the Initial Series of Securities) shall have been duly executed, authenticated and delivered against payment of the agreed consideration therefor;

                    (i) The Securities (including the Initial Series of Securities) will be legally issued, and valid and binding obligations of the Company, with the express terms and provisions as set forth in the Indenture, as amended and supplemented by the Supplemental Indentures; and

                    (ii) no approvals, other than those referred to above, will be required in connection with the creation and issuance of the Securities (including the Initial Series of Securities).

               We hereby consent to the use of this opinion as an exhibit to the above-mentioned Registration Statement.


                                             Sincerely,

                                             FOLEY & LARDNER


                                             By /s/ Michael S. Nolan
                                                --------------------------------
                                                Michael S. Nolan